EXHIBIT 23.(c)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.


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           To Whom It May Concern:

         As Counsel to the Registrant, I am familiar with the Market Value Adjustment ("MVA") investment options that are offered under the variable annuity contracts (the "Contracts") and registered on Form S-1.

         In connection with this opinion, I have reviewed the Registration Statement and the provisions of federal income tax laws relevant to the issuance of Contracts with the MVA investment options.

         Based upon this review, I am of the opinion that each of the Contracts, when issued with the MVA investment options will have been validly and legally issued.

         I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in this Registration Statement on Form S-1(Post-Effective Amendment POS AM) filed by PHL Variable Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933.

                                          Very truly yours,



         Dated: April 24, 2006            /s/ Brian A. Giantonio
                                          ----------------------
                                          Brian A. Giantonio, Vice President,
                                          Tax and ERISA Counsel
                                          PHL Variable Insurance Company